UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 27, 2008

GP Strategies Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7234	13-1926739
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6095 Marshalee Drive, Suite 300, Elkridge, MD	21075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (410) 379-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                             Termination of a Material Definitive Agreement

On May 28, 2008, GP Strategies Corporation announced that it pre-paid an outstanding five-year note payable to ManTech International Corporation (ManTech) in the principal amount of $5,250,955 that was originally scheduled to mature in October 2008. Each year during the term of the note, ManTech had an option to convert up to 20% of the original principal amount of the note into GP Strategies common stock at the current market price, but only in the event the stock was trading at $10 per share or more. No portion of the note was converted into common stock. On May 27, 2008, GP Strategies satisfied the note obligation by paying ManTech a total of $5.2 million, which consisted of the principal balance of the note plus accrued interest through the payment date, less a mutually agreed prepayment discount of $125,000. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits

(d)                                                                                 Exhibits

Exhibit No.	Description

99.1	Press release dated May 28, 2008, “GP Strategies Corporation Prepays $5.2 million Convertible Note.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: May 28, 2008	/s/ Kenneth L. Crawford
Kenneth L. Crawford
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 28, 2008, “GP Strategies Corporation Prepays $5.2 million Convertible Note.”